Exhibit 99.1
Albany International Appoints Gunnar Kleveland as President and Chief Executive Officer

Accomplished Industrial and Aerospace Executive Brings Nearly 20 Years
of Operational and Leadership Experience

ROCHESTER, N.H.--(BUSINESS WIRE)—August 21 , 2023--– Albany International Corp. (“Albany” or the “Company”) (NYSE: AIN) today announced that its Board of Directors has appointed Gunnar Kleveland to succeed Bill Higgins as President and CEO, effective September 1. Mr. Kleveland will also join the Company’s Board at that time. Mr. Higgins, who previously announced his intention to retire as CEO, will remain a member of Albany’s Board.

Mr. Kleveland is a seasoned executive with nearly two decades of industrial and aerospace leadership experience at Textron Inc. Most recently, he served as President and CEO of Textron Specialized Vehicles Inc., which designs and manufactures a range of vehicles and equipment for commercial and consumer applications. During his tenure, Mr. Kleveland was instrumental in developing and executing a strategy that leveraged the business’ expertise in electric drivetrains and lithium-ion battery technology across its brands and product lines. As a result, Textron was able to reduce its vehicles’ carbon footprints and increase energy efficiency, outperforming its peers and meeting the evolving needs of its customers. Prior to that, Mr. Kleveland served as President of Textron’s TRU Simulation + Training Inc. He also held various leadership roles in strategic sourcing, supply chain and logistics at Bell Helicopter, including as Executive Vice President of Integrated Operations. Prior to these roles, he was a fighter pilot in the Royal Norwegian Air Force (RNoAF) and finished his 15-year career in the air force as the Chief of Flight Safety.

Mr. Kleveland (age 54) holds a degree from the RNoAF Academy, a Bachelor of Science in Aeronautics from Embry Riddle Aeronautical University and a Master of Business Administration from Midwestern State University.

“Gunnar’s appointment is the culmination of a comprehensive search process that the Board and Bill have worked on together over the last several months,” said Erkie Kailbourne, Chairman of the Albany Board of Directors. “We are pleased to have identified such an accomplished and experienced executive and are confident that he is the right person to lead Albany. Gunnar’s strategic vision, focus on commercial execution and innovation and proven ability to build strong and collaborative teams have translated to tangible results. We look forward to leveraging his expertise to further build on our momentum and deliver value for all of our stakeholders.”

Mr. Kailbourne added, “On behalf of the Board, I would like to thank Bill for his service to Albany. We are grateful for his many contributions and will continue to benefit from his insights and experience as a member of our Board.”

“Albany is an industry leader with a strong reputation for innovation and technological expertise,” said Mr. Kleveland. “I am thrilled to be joining the company and, on the heels of its pending acquisition of Heimbach Group, to lead the next chapter of Albany’s evolution. I look forward to working closely with Bill to ensure a smooth transition, and to partnering with the entire Board and leadership team as we work to advance Albany’s track record of operational excellence and remain the partner of choice for a growing customer base.”

Mr. Higgins said, “It has been a privilege to lead Albany and this talented team and to see all that we have accomplished. Albany stands today as the trusted supplier and premier partner of choice to vital global industries, and I am confident that this team will continue delivering unrivaled, mission-critical solutions to our customers under Gunnar’s leadership.”

About Albany International Corp.

Albany International is a leading developer and manufacturer of engineered components, using advanced materials processing and automation capabilities, with two core businesses. Machine Clothing is the world’s leading producer of custom-designed, consumable belts essential for the manufacture of all grades of paper products. Albany Engineered Composites is a growing designer and manufacturer of advanced materials-based engineered components for demanding aerospace applications, supporting both commercial and military platforms. Albany International is headquartered in Rochester, New Hampshire, operates 23 facilities in 11 countries, employs more than 4,200 people worldwide, and is listed on the New York Stock Exchange (Symbol AIN). Additional information about the Company and its products and services can be found at www.albint.com

Forward-Looking Statements

Readers are cautioned that certain statements made by Albany International herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements include any statement that does not directly relate to any historical or current fact. Forward-looking statements may project, indicate or imply future results, events, performance or achievements, and such statements may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” and similar expressions. In addition, any statement concerning future performance, ongoing strategies or prospects, and possible actions taken by Albany International are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are inherently subject to a variety of risks and uncertainties, many of which are beyond Albany International’s control, that could cause actual results to differ materially from those anticipated or projected. Developments in any of the risks or uncertainties facing Albany International, including those described in risk factors included in annual and quarterly reports and other filings with the Securities and Exchange Commission (“SEC”) made by Albany International, could cause results to differ materially from results that have been or may be anticipated or projected. Given these risks and uncertainties, readers should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made and Albany International expressly disclaims any obligation or undertaking to update these statements to reflect any change in expectations or beliefs or any change in events, conditions or circumstances on which any forward-looking statement is based.

Contacts
John Hobbs
603-330-5897
john.hobbs@albint.com